UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

Find/SVP, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 27, 2005, Mr. Marc L. Reisch resigned as a member of the Board of Directors (and any committees thereof) of FIND/SVP, Inc. (the “Registrant”). Mr. Reisch was recently appointed the Chairman of the Board and Chief Executive Officer of another company and he resigned from the Board of Directors of the Registrant in order to devote more time to such company as well as other business interests. Mr. Reisch’s resignation was not related to any disagreement with the Registrant or its Board of Directors. Effective upon the resignation of Mr. Reisch from the Board of Directors, the Board of Directors appointed Ms. Regina Paolillo to the Board of Directors to fill the vacancy created by Mr. Reisch’s resignation. Ms. Paolillo was also appointed as the Chairman of the Audit Committee.

In addition, on April 27, 2005, Mr. Martin E. Franklin resigned from his position as Chairman of the Board but still remains a member of the Board of Directors and a major shareholder of the Registrant. Mr. Franklin resigned from his position as Chairman of the Board so that he can devote more time to other business interests. Effective upon the resignation of Mr. Franklin as Chairman of the Board, the Board of Directors appointed Mr. David Walke as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIND/SVP, Inc.

Date: April 29, 2005	By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer